Exhibit 99.1

FXCM Reports Monthly Metrics

NEW YORK—July 15, 2015-- FXCM Inc. (NYSE:FXCM) today announced certain key customer trading metrics for June 2015 for its retail and institutional foreign exchange business.

Monthly activities included:

June 2015 Customer Trading Metrics from Continuing Operations (1)

Retail Customer Trading Metrics

•	Retail customer trading volume (2) of $363 billion in June 2015, 10% higher than May 2015 and 43% higher than June 2014. Volume from indirect sources was 42% of total retail volume (2) in the second quarter 2015. Retail customer trading volume (2) for the second quarter 2015 was $1 trillion, 7% higher than the first quarter 2015, and 40% higher than the second quarter 2014.

•	Average retail customer trading volume (2) per day of $16.5 billion in June 2015, 4% higher than May 2015 and 36% higher than June 2014.

•	An average of 563,829 retail client trades per day in June 2015, 8% higher than May 2015 and 61% higher than June 2014.

•	Tradable accounts (3) of 188,369 as of June 30, 2015, a decrease of 115 accounts, or 0.1% from May 2015, and a decrease of 19,996 accounts, or 10%, from June 2014.

Institutional Customer Trading Metrics

•	Institutional customer trading volume (2) of $227 billion in June 2015, 10% higher than May 2015 and 0.4% higher than June 2014.

•	Average institutional customer trading volume (2) per day of $10.3 billion in June 2015, 5% higher than May 2015 and 5% lower than June 2014.

•	An average of 33,938 institutional client trades per day in June 2015, 12% lower than May 2015 and 38% lower than June 2014.

More information, including historical results for each of the above metrics, can be found on the investor relations page of the Company's corporate web site, www.fxcm.com.

This operating data is preliminary and subject to revision and should not be taken as an indication of the financial performance of FXCM Inc. FXCM undertakes no obligation to publicly update or review previously reported operating data. Any updates to previously reported operating data will be reflected in the historical operating data that can be found on the Investor Relations page of the Company's corporate web site, www.fxcm.com.

(1) Customer Trading Metrics from Continuing Operations excludes discontinued operations of FXCM Japan and FXCM Hong Kong.

(2) Volume that FXCM customers traded in period is translated into US dollars.

(3) A Tradeable Account is an account with sufficient funds to place a trade in accordance with FXCM trading policies.

Disclosure Regarding Forward-Looking Statements

Certain statements contained herein may constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and/or the Private Securities Litigation Reform Act of 1995, which reflect FXCM's current views with respect to, among other things, its operations and financial performance in the future. These forward-looking statements are not historical facts and are based on current expectations, estimates and projections about FXCM's industry, management's beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, readers are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict including, without limitation, risks associated with the events that took place in the currency markets on January 15, 2015 and their impact on FXCM's capital structure, risks associated with FXCM's ability to recover all or a portion of any capital losses, risks relating to the ability of FXCM to satisfy the terms and conditions of or make payments pursuant to the terms of the credit agreement with Leucadia, risks related to FXCM's dependence on FX market makers, market conditions, and those other risks described under "Risk Factors" in FXCM Inc.'s Annual Report on Form 10-K and other reports or documents FXCM files with, or furnishes to, the SEC from time to time, which are accessible on the SEC website at sec.gov. This information should also be read in conjunction with FXCM's Consolidated Financial Statements and the Notes thereto contained in FXCM's Annual Report on Form 10-K, and in other reports or documents the FXCM files with, or furnishes to, the SEC from time to time, which are accessible on the SEC website at sec.gov.

About FXCM Inc.

FXCM Inc. (NYSE:FXCM) is a leading provider of online foreign exchange (forex) trading, CFD trading, spread betting and related services. Our mission is to provide global traders with access to the world's largest and most liquid market by offering innovative trading tools, hiring excellent trading educators, meeting strict financial standards and striving for the best online trading experience in the market.

Clients have the advantage of mobile trading, one-click order execution and trading from real-time charts. In addition, FXCM offers educational courses on forex trading and provides free news and market research through DailyFX.com.

Trading foreign exchange and CFDs on margin carries a high level of risk, which may result in losses that could exceed your deposits, therefore may not be suitable for all investors. Read full disclaimer.

Visit www.fxcm.com and follow us on Twitter @FXCM, Facebook FXCM, Google+ FXCM or YouTube FXCM.

CONTACT:	FXCM Inc.

Jaclyn Klein, 646-432-2463

Vice-President, Corporate Communications

jklein@fxcm.com

investorrelations@fxcm.com

 s